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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the 7th day of September, 2004, between UTi Services, Inc., a California corporation (the "Company"), and Peter Thorrington ("Employee").

WHEREAS, the Company and Employee entered into a certain Employment Agreement (the "Prior Agreement") dated September 25, 2000 and the Prior Agreement terminated on August 15, 2004; and

WHEREAS, since August 15, 2004 Employee has been employed as a special advisor and the Company and Employee now desire to enter into this Agreement in order to memorialize Employee's employment as a special advisor in accordance with the terms set forth herein.

In consideration of the promises and covenants set forth below, the parties hereto agree as follows:

         1.       Employment.

                  The Company hereby agrees to employ Employee, and Employee hereby agrees to accept such employment with the Company, on the terms and conditions set forth herein. Employee agrees to act as a special advisor to UTi Worldwide Inc. (UTi Worldwide") and the related group of companies (such group is referred to herein as the UTi Group") without receiving separate consideration for such services.

         2.       Term.

                  The term of employment of Employee as provided in this Agreement commences on the date hereof and ends on August 31, 2006, unless sooner terminated as hereafter provided.

         3.       Position and Duties.

                  Employee shall perform his duties and obligations which shall be determined jointly between the Company and the Employee from time to time and he shall then perform such duties and obligations faithfully and diligently and shall devote the agreed upon time, attention and efforts to UTi Worldwide and the UTi Group. Employee agrees not to work for any competitor of UTi Group. Employee shall industriously perform Employee's duties and coordinate the performance of such services and duties with the Chief Executive Officer of the Company. Employee shall adhere to the policies and procedures generally applicable to employees of the Company and UTi Group.

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         4.       Place of Performance.

                  In connection with Employee's employment by the Company and except for required travel on Company business, Employee shall be based at the Company's executive offices, or such other location agreed to by Employee and the Company.

         5.       Compensation and Related Metrics.

                  (a) Salary. During the term of Employee's employment hereunder, the Company shall pay to Employee a salary of $125,000 per annum. Such salary shall be paid in equal semi-monthly installments (or such shorter intervals as the Company may elect and shall accrue from day to day).

                  (b) Performance Bonus. During the term of Employee's employment hereunder, Employee shall not be eligible to participate in any bonus programs.

                  (c) Vacations. During the term of Employee's employment hereunder, Employee shall not be entitled to accrue or earn paid vacation days.

                  (d) Expenses. During the term of Employee's employment hereunder, Employee shall be entitled to receive reimbursement for reasonable out of pocket travel and other expenses (excluding ordinary commuting expenses) incurred by Employee in performing Employee's services hereunder, provided that:

                           i. Such expenditure qualifies as a proper business expenditure; and

                           ii. Employee furnishes adequate documentary evidence for the substantiation of such expenditures and Employee complies with applicable policies with respect to expense reimbursement.

                  (e) Medical Insurance and Other Benefits. During the term of Employee's employment hereunder, Employee will be entitled to participate in applicable medical, dental and disability insurance plans, life insurance plans, retirement and 401(k) plans and other employee welfare and benefit plans or programs made available to the Company's employees generally, in accordance with the terms of such plans and programs as may be in effect from time to time.


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         6.       Termination.

                  (a)      Termination by the Company for "Cause."

                           (1) The Company may at any time terminate Employee's employment hereunder, for "Cause," pursuant to the provisions of this
                                    Section 6(a). Employee shall be given notice by the Company of its intention to terminate Employee for "Cause."

                                    For purposes of this Agreement, the Company shall have "Cause" to terminate Employee's employment hereunder upon (a) the breach by Employee of any material provision of this Agreement (and if such breach is susceptible to cure by Employee, the failure to effect such cure by Employee within thirty (30) days after written notice of such breach is given to Employee), (b) an act or acts of dishonesty on the part of Employee which are intended to result in Employee's substantial personal enrichment at the expense of the Company, UTi Worldwide or the UTi Group, or
                                    (c) Employee engaging or participating in a violation of law which results in a material liability or penalty to the Company, UTi Worldwide or the UTi Group.

                           (2) If Employee is terminated by the Company for "Cause" pursuant to this Section 6(a), the Company shall have no further obligation or liability to Employee, except that Employee shall be entitled to receive (i) the portion of Employee's salary which has been earned up to the Date of Termination and (ii) reimbursement for business expenses properly incurred up to the Date of Termination (collectively, the "Minimum Payments").

                  (b)      Death.

                           (1) Employee's employment hereunder shall terminate automatically upon Employee's death.

                           (2) If Employee's employment is terminated because of Employee's death pursuant to this
                                    Section 6(b), the Company shall have no
                                    further obligation or liability to Employee, except that Employee shall be entitled to receive (i) the Minimum Payments, and (ii) and life insurance proceeds Employee is otherwise entitled to under any applicable life insurance then in effect.


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                  (c)      Disability.

                           (1)      If Employee becomes disabled during
                                    Employee's employment hereunder, Employee's employment hereunder shall terminate on the date of the determination of the disability by the Board of Directors of the Company of such disability. As used herein, "disability" shall mean any condition that qualifies as a disability under the Company's long-term disability plan as in effect on the date of determination or which renders Employee incapable of performing substantially all of his services hereunder for one hundred twenty (120) days or more in the aggregate during any calendar year, and which at any time after such one hundred twenty (120) days the Company's Board of Directors shall determine continues to render Employee incapable of performing his services hereunder.

                           (2) If Employee's employment is terminated because of Employee's disability pursuant to this Section 6(c), Employee shall be entitled to receive (i) the Minimum Payments, and (ii) any benefits to which Employee is entitled under the Company's long-term disability plan as in effect on the Date of Termination.

                  (d)      Resignation by Employee.

                           (1) Employee shall be entitled to terminate Employee's employment hereunder for any reason, or no reason, at any time on thirty
                                    (30) days prior written notice delivered by Employee to the Company.

                           (2) If Employee's employment is terminated by Employee pursuant to this Section 6(d), the Company shall have no further obligation or liability to Employee, except that Employee shall be entitled to receive the Minimum Payments.

         7.       Exclusivity of Payments.

                  Upon termination of Employee's employment hereunder, Employee shall not be entitled to any severance payments or severance benefits from the Company, UTi Worldwide or the UTi Group, other than the payments and benefits explicitly provided in
                  Section 6, except for any benefits which may be due to Employee in the normal course under any employee benefit plan or program of the Company or UTi Worldwide which provides for benefits after termination of employment in accordance with the terms of such plan or program. Employee's right to receive payments or benefits


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                  under this Agreement upon termination of employment will cease if Employee breaches any provision of Sections 8 or 9 below.

         8.       Proprietary Information.

                  (a) Definition. Employee hereby acknowledges that Employee possesses and may make use of, acquire, create, develop or add certain confidential and/or proprietary information regarding the Company, UTi Worldwide and UTi Group and their businesses and affiliates (whether in existence prior to, as of or after the date hereof, collectively, "Proprietary Information"), which Proprietary Information shall include, without limitation, all of the following materials and information (whether or not reduced to writing and whether or not patentable or protected by copyright): trade secrets, inventions, processes, formulae, programs, technical data, "know-how", procedures, manuals, confidential reports and communications, marketing methods, product sales or cost information, new product ideas or improvements, new packaging ideas or improvements, research and development programs, identities or lists of suppliers, vendors or customers, financial information and financial projections or any other confidential or proprietary information relating to the UTi Group and/or its business. The term "Proprietary Information" does not include any information that (i) at the time of disclosure is generally available to and known by the public (other than as a result of its disclosure by Employee), (ii) becomes available to Employee on a lawful, non-confidential basis from a person other than the UTi Group or its representatives, provided that the source of such information was not known by Employee to be subject to an obligation of confidentiality to the UTi Group.

                  (b) Nondisclosure. During the term of this Agreement and thereafter, Employee will not, without the prior express written consent of the Board of Directors of UTi Worldwide, disclose or make any use of Proprietary Information except as may be required in the course of the performance of Employee's services under this Agreement.

                  (c) Agreement Not to Solicit Employees and Customers. To protect the Proprietary Information and trade secrets of the UTi Group, Employee agrees, during the term of this Agreement and for a period of two (2) years after termination of this Agreement, not to, directly or indirectly, either on Employee's own behalf or on behalf of any other person or entity, solicit or employ any person who is an employee of the UTi Group or attempt to persuade any customer of the UTi Group to cease to do business or to reduce the amount of business which any customer of the UTi Group has customarily done or contemplates doing with the UTi Group.


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                           Employee agrees that the covenants contained in this
                           paragraph are reasonable and desirable.

         9.       Protection of Property.

                  All records, files, manuals, documents, specifications, lists of customers, forms, materials, supplies, computer programs and other materials furnished to the Employee by the UTi Group, used on its behalf or generated or obtained during the course of the performance of the Employee's services hereunder, shall at all times remain the property of the Company. Upon termination of Employee's employment with the UTi Group, Employee shall immediately deliver to the UTi Group, or its authorized representative, all such property, including all copies, remaining in Employee's possession or control.

         10.      Notice.

                  For purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, or if sent by overnight, commercial air courier service, o n the second business day after being delivered to the air courier service, or if mailed, on the fifth day after being sent by first class, certified, or registered mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Employee:   At Employee's address as indicated on the
                                    books and records of the company.

                  If to Company:    At the Company's executive headquarters
                                    (with a copy to UTi Worldwide Inc. at its executive headquarters).

                  Or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt thereof.

         11.      Entire Agreement.

                  This Agreement, together with the documents referenced herein, contains the entire agreement of the parties hereto with respect to the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties here to with respect to the employment of Employee by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, written, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding.


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         12.      Amendment; Waiver; Governing Law.

                  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and by such officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of jurisdiction where Employee is employed by the Company.

         13.      Validity.

                  The invalidity or unenforceability of any provision or provisions of the Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14.      Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         15.      Survivability.

                  The provisions in Sections 8, 9, 16 and 17 of this Agreement shall survive any termination of this Agreement.

         16.      Specific Performance.

                  In the event of the breach by Executive of any of the provisions of Sections 8 or 9, the Company and the UTi Group, in addition to all other rights and remedies they may have, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief to the extent authorized by law in order to enforce or prevent any violations of the provisions thereof.

         17.      Arbitration.

                  The parties hereto acknowledge that it is in their best interests to facilitate the informal resolution of any disputes arising out of this Agreement or otherwise by mutual cooperation and without resorting to litigation. As a result, if either party has a legally recognized claim or dispute arising hereunder or otherwise, including but not limited to any claim for breach of any contract or covenant (express or implied), any dispute regarding Executive's termination of employment from the Company, tort claims, claims for harassment or discrimination (including, but not limited to, race, sex, religion, national origin, age, handicap or disability), claims for


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                  compensation or benefits (except where a benefit plan or
                  pension plan or insurance policy specifies a different claims procedure) and claims for violation of public policy or, any federal, state or other governmental law, statute, regulation or ordinance (except for claims involving workers' compensation benefits), and the parties are unable to reach agreement among themselves within thirty (30) days, then the parties agree to submit the dispute to JAMS for binding arbitration in accordance with its then-current employment rules and applicable law. If the parties are unable to agree to an arbitrator, JAMS will provide the names of seven potential arbitrators, giving each party the opportunity to strike three names. The remaining arbitrator will serve as the arbitration panel. The parties agree that the arbitration must be initiated within the time period of the statute of limitations applicable to the claim(s) if the claim(s) had been filed in Court. Arbitration may be initiated by the aggrieved party by sending written notice of an intent to arbitrate by registered certified mail to all parties and to JAMS. The notice must contain a description of the dispute, the amount involved and the remedies sought. All fees and expenses of the arbitration will be borne by the Company. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, and preparation and presentation of proofs and post-hearing briefs, unless the party prevails on a claim for which attorneys' fees are recoverable by statute, in which case the arbitrator may award attorneys' fees and costs to the prevailing party.

         18.      Withholding of Taxes; Tax Reporting.

                  The Company may withhold from any amounts payable under this Agreement all such taxes, and may file with appropriate governmental authorities all such information, returns or other reports with respect to the tax consequence of any amount payable under this Agreement, as may in its reasonable judgment, be required by law.



                            [Signature Page Follows]


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"Company"                              UTi Services Inc.,
                                       a California corporation


                                       By: /s/ Roger MacFarlane
                                           -------------------------------------
                                       Name:  Roger MacFarlane
                                       Title:  Chief Executive Officer

"Employee"                                 /s/ Peter Thorrington
                                           -------------------------------------
                                       Name:  Peter  Thorrington
                                       Title:  Special Advisor



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